Exhibit 23.3

G H Wahl & Associates Consulting
67 Menno St., Waterloo ON, Canada N2L 2A6

CONSENT OF G H WAHL & ASSOCIATES CONSULTING

We hereby consent to the incorporation by reference in any existing Registration Statement of Cliffs Natural Resources Inc. (the “Company”) of any mineralized material estimates and other analyses performed by us in our capacity as an independent consultant to the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Date: February 7, 2013	G H Wahl & Associates Consulting

/s/ George H Wahl
Name: George H Wahl (P Geo)
Title: President

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